UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 18, 2006, Victor J. Salerno, the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Assistant Secretary of American Wagering, Inc. (the “Company”), was appointed as the Company’s principal financial officer on an interim basis, with no change in Mr. Salerno’s current employment agreement or compensation.

Information concerning Mr. Salerno’s background, business experience, employment agreement and compensation, and transactions between the Company and Mr. Salerno or members of his immediate family is set forth in Part III, Items 9, 10 and 12, of the Company’s Form 10-KSB for the fiscal year ended January 31, 2006, filed with the United States Securities and Exchange Commission on May 1, 2006. The following is an update regarding certain of those transactions: The current annual compensation of Terina Salerno, who is Victor Salerno’s wife and is employed as the Company’s General Counsel, is $109,160. The current annual compensation of John Salerno, who is Victor Salerno’s son and is employed as a gaming analyst and is a director of the Company’s subsidiary, Leroy’s Horse and Sports Place, Inc., is $45,800.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006

AMERICAN WAGERING, INC.

/s/ Victor J. Salerno
Name:	Victor J. Salerno
Title:	Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Assistant Secretary and interim Principal Financial Officer